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                                                                  Exhibit (c)(5)




                                                                  Execution Copy



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                         REGISTRATION RIGHTS AGREEMENT


                          dated as of January 31, 1996


                                    between


                          DEKALB GENETICS CORPORATION

                                      and

                                MONSANTO COMPANY



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                         REGISTRATION RIGHTS AGREEMENT


                 REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of January 31, 1996 between DEKALB GENETICS CORPORATION, a Delaware corporation (the "Company"), and MONSANTO COMPANY, a Delaware corporation ("Holder").

                                    RECITALS

                 WHEREAS, the Holder has agreed to purchase from the Company in accordance with the terms and conditions of an Investment Agreement between the Company and the Holder dated the date hereof (the "Investment Agreement") certain newly issued shares of the Company's Class B Stock and Class A Stock and may acquire additional shares of outstanding Class B Stock pursuant to a tender offer as described in the Investment Agreement;

                 WHEREAS,  the parties  hereto  desire to set forth the Holder's
rights  and  the  Company's   obligations  to  cause  the  registration  of  the
Registrable Securities pursuant to the Securities Act;

                 NOW, THEREFORE, in consideration of the covenants and agreements of the Holder and the Company contained herein and in the Investment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                 Section 1.       Definitions and Usage.

                          As used in this Agreement:

                          1.1.         Definitions.

                          Agent.  "Agent" shall mean the principal placement
agent on an agented placement of Registrable Securities.

                          Board.  "Board" shall mean the Board of Directors of
the Company.

                          Class A Stock.  "Class A Stock" shall mean (i)
the Class A Common Stock, without par value, of the Company; and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such Class A Stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such Class A Stock.

                          Class B Stock.  "Class B Stock" shall mean (i) the
Class B Common Stock, without par value, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such Class B Stock in

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connection   with  any  stock   dividend  or   distribution,   stock   split-up,
recapitalization, recombination or exchange by the Company generally of shares of such Class B Stock.

                          Closing.       "Closing" shall mean the closing for
the issuance and purchase of the Class A Stock and the Class B Stock as defined in and pursuant to the Investment Agreement.

                          Closing Date.   "Closing Date" shall mean the date of
the Closing.

                          Commission.  "Commission" shall mean the Securities
and Exchange Commission.

                          Continuously Effective.   "Continuously Effective",
with respect to a specified registration statement, shall mean that such registration statement shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or (ii) an aggregate of fifteen (15)
business days during the period specified in the relevant provision of this Agreement.

                          Demand Registration.  "Demand Registration" shall
have the meaning set forth in Section 2.1(i).

                          Exchange Act.  "Exchange Act" shall mean the
Securities Exchange Act of 1934.

                          Holder.  "Holder" shall mean HERB COMPANY.

                          Investment Agreement.  "Investment Agreement" shall
have the meaning set forth in the first Recital to this Agreement.

                          Person.  "Person" shall mean any individual,
corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                          Piggyback Registration.  "Piggyback Registration"
shall have the meaning set forth in Section 3.

                          Register, Registered and Registration.  "Register",
"registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.





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                          Registrable Securities.  "Registrable Securities"
shall mean the Class B Stock which the Holder acquires pursuant to the Investment Agreement (including by way of the tender offer described therein and any open market purchases permitted thereunder) and any Class B Stock which the holder acquires upon exchange of Class A Stock acquired by the Holder pursuant to the Investment Agreement, in either case owned by the Holder on the date of determination; provided, however, that Registrable Securities shall not include any security of the Company acquired by the Holder in violation of an express covenant of the Holder contained in the Investment Agreement, and, provided further, the Company shall have no obligation under Sections 2 and 3 to register any Registrable Securities of the Holder if the Company shall deliver to the Holder an opinion of counsel reasonably satisfactory to such Holder and its counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities, subject to prior compliance by the Holder with the provisions of Article 9 of the Investment Agreement.

                          Registration Expenses.  "Registration Expenses" shall
have the meaning set forth in Section 6.1.

                          Securities Act.  "Securities Act" shall mean the
Securities Act of 1933.

                          Transfer.  "Transfer" shall mean and include the act
of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

                          Underwriters' Representative.  "Underwriters'
Representative"  shall  mean  the  managing  underwriter,  or,  in the case of a
co-managed   underwriting,   the   managing   underwriter   designated   as  the
Underwriters' Representative by the co-managers.

                          Violation.  "Violation" shall have the meaning set
forth in Section 7.1.

                          1.2.         Usage.

                          (i)          References to a Person are also
references to its successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be) and permitted assigns.

                          (ii)    References to a document are to it as
amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).





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


                          (iii)        References to Sections or to Schedules
or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

                          (iv)         The definitions set forth herein are
equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

                          (v)          The term "including" and correlative
terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

                          (vi)    The term "hereof" and similar terms refer
to this Agreement as a whole.

                          (vii)   The "date of" any notice or request given
pursuant to this Agreement shall be determined in accordance with Section 11.

                 Section 2.       Demand Registration.

                          2.1.

                          (i)          At any time on or after the third
anniversary of the Closing Date, or after such earlier date as the Holder shall be entitled to transfer shares of Class B Stock pursuant to the provisions of
Section 9.1.2 of the Investment Agreement, if the Holder shall make a written request to the Company, the Company shall cause to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "Demand Registration"), and the Holder shall be entitled to have included therein all or such number of Holder's Registrable Securities, as the Holder shall request in writing; provided, however, that no request may be made pursuant to this Section 2.1 if within twelve (12) months prior to the date of such request a Demand Registration Statement pursuant to this Section 2.1 shall have been declared effective by the Commission. Any request made pursuant to this Section 2.1 shall be addressed to the attention of the Secretary of the Company, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 2.1(i).

                          (ii)         The Company shall be entitled to
postpone for up to 180 days the filing of any Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 2.1 (or delay seeking effectiveness of a Registration Statement which has been filed), if the Board determines, in its good faith reasonable judgment, that such registration would materially interfere with, or require premature disclosure of, any financing, acquisition, reorganization or other material matter involving the Company or any of its subsidiaries and the Company promptly gives the Holder notice of such determination; provided, however, that the Company shall not have postponed pursuant to this Section 2.1(ii) the filing of any other Demand Registration statement otherwise required to be





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prepared and filed  pursuant to this Section 2.1 during the 180-day period ended on the date of the relevant request pursuant to Section 2.1(i).

                          2.2.         Following receipt of a request for a
Demand Registration, the Company shall:

                          (i)          File the registration statement with the
Commission as promptly as practicable, and, subject to Section 2.1(ii), shall use the Company's reasonable efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

                          (ii)         Use the Company's reasonable efforts to
keep the relevant registration statement Continuously Effective, if a Demand Registration, for up to 60 days or until such earlier date as of which all the Registrable Securities under the Demand Registration statement shall have been disposed of in the manner described in the Registration Statement. Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 2 is suspended or, in the case of a Demand Registration, filing of the Registration Statement or seeking effectiveness thereof is postponed as permitted by Section 2.1(ii), the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

                          2.3.         The Company shall be obligated to effect
no more than two Demand Registrations. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holder and such interference is not thereafter eliminated, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holder. If the Company shall have complied with its obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of [90] days, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated.





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                          2.4.         A registration pursuant to this Section
2 shall be on such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Holder, and (ii) permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to
Section 2.1(i).

                          2.5.         If any registration pursuant to Section
2 involves an underwritten offering (whether on a "firm", "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, the Holder, shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however, that each Person so selected shall be reasonably acceptable to the Company.

                          Section 3.   Piggyback Registration.

                          3.1.         If at any time after the third
anniversary of the Closing Date, or after such earlier date as the Holder shall be entitled to transfer shares of Class B Stock pursuant to the provisions of
Section  9.1.2 of the  Investment  Agreement,  the Company  proposes to register
(including for this purpose a registration effected by the Company for shareholders of the Company other than the Holder) securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give the Holder written notice of such registration (a "Piggyback
Registration"). Upon the written request of the Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its reasonable efforts to be registered under the Securities Act all the Registrable Securities that the Holder shall have requested to be registered; provided, however, that such right of inclusion shall not apply to any registration statement covering an underwritten offering of convertible debt securities. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 3 without any obligation or liability to the Holder.

                          3.2.         If the Underwriters' Representative or
Agent shall advise the Company in writing (with a copy to the Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: First, all securities proposed to be sold by the Company for its own account; and second, the Registrable Securities requested to be included in such registration by the Holder pursuant to this
Section 3 and third, any other securities being registered other than on behalf of the Company or the Holder.

                          3.3.         The Holder shall be entitled to have its
Registrable Securities included in up to five (5) Piggyback Registrations pursuant to this Section 3.





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                 Section 4.       Registration Procedures.  Whenever required
under Section 2 or Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

                          4.1.         Prepare and file with the Commission a
registration statement with respect to such Registrable Securities and, subject to Section 3.1, use the Company's reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to counsel for the Holder, copies of all such documents in the form substantially as proposed to be filed with the Commission prior to filing for review and comment by such counsel.

                          4.2.         Prepare and file with the Commission
such  amendments  and  supplements  to  such  registration   statement  and  the
prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 5.2. Pending such amendment or supplement the Holder shall cease making offers or Transfers of Registerable Shares pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its reasonable efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.

                          4.3.         Furnish to the Holder, without charge,
such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder.

                          4.4.         Use the Company's reasonable efforts (i)
to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, in up to ten states designated by the Holder), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify





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to do business or to file a general consent to service of process in any such states or jurisdictions.

                          4.5.         In the event of any underwritten or
agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents in the form set forth in Section 7), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Holder, and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities.

                          4.6.         Promptly notify the Holder of any stop
order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                          4.7.         Make available for inspection by the
Holder, any underwriter participating in such offering and the representatives of the Holder and Underwriter all financial and other information as shall be reasonably requested by them, and provide the Holder, any underwriter participating in such offering and the representatives of the Holder and such Underwriter the reasonable opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

                          4.8.         Use the Company's reasonable efforts to
obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Holder, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Holder. The Company shall furnish to the Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by selling shareholders who receive such comfort letters or opinions.

                          4.9.  Provide and cause to be maintained a transfer
agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

                          4.10.  Use reasonable efforts to cause the
Registrable Securities covered by such registration statement (i) if the Class B Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or





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included  for a  reasonable  period of time after the  offering,  and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of the Registrable Securities which are included in such registration.

                          4.11.  Take such other actions as are reasonably
required in order to expedite or facilitate the disposition of Registrable Securities included in such registration

                 Section 5. Holder's Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities which are included in such registration that the Holder shall:

                          5.1.  Furnish to the Company such information
regarding the Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Holder's Registrable Securities, and to cooperate with the Company in preparing such registration.

                 Section 6. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

                          6.1.         With respect to each Demand Registration
(except as otherwise provided in Sections 9.1.5, 9.1.6 and 9.1.7 of the Investment Agreement), the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registrations, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities or fees and expenses of Holder's counsel (which shall be paid by the Holder) provided, however, that the Company shall not be required to pay for any expenses of any registration begun pursuant to
Section 2 if the registration is subsequently withdrawn at the request of the Holder (in which case the Holder shall bear such expense), unless the Holder agrees that such withdrawn registration shall constitute one of the demand registrations under Section 2 hereof.

                          6.2.         The Company shall bear and pay all
Registration Expenses incurred in connection with any Piggyback Registrations pursuant to Section 3 for the Holder, but excluding, except as otherwise provided in Sections 9.1.5, 9.1.6 and 9.1.7 of the Investment Agreement, underwriting discounts and commissions relating to Registrable Securities or fees and expenses of the Holder's counsel (each of which shall be paid by the Holder).





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                          6.3.         Any failure of the Company to pay any
Registration Expenses as required by this Section 6 shall not relieve the Company of its obligations under this Agreement.

                 Section 7. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this
Agreement:

                          7.1.         To the extent permitted by applicable
law, the Company shall indemnify and hold harmless the Holder, each Person, if any, who controls such Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of the Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                          (i)          Any untrue statement or alleged untrue
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                          (ii)         The omission or alleged omission to
state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                          (iii)        Any violation or alleged violation by the
Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 7 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters and selling or placement agents participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holder provided, however that no such underwriter or agent shall be entitled to indemnification under this Agreement if such person shall have entered into a separate underwriting agency or indemnification agreement with the Company.

                          7.2.         To the extent permitted by applicable
law, the Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each officer, director, partner, and employee of the Company and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; provided, however, that the indemnification required by this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                          7.3.         Promptly after receipt by an indemnified
party under this Section 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; subject to the rights of an indemnified party to retain its own counsel as hereinafter provided. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) owed by the indemnifying party hereunder shall be paid to the indemnified party, as incurred, within thirty
(30) days of written notice thereof to the indemnifying party (subject to refund if it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

                          7.4.         If the indemnification required by this
Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 7:

                          (i)          The indemnifying party, in lieu of
indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                          (ii)         The parties hereto agree that it would
not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                          7.5.         If indemnification is available under
this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.4.

                          7.6.         The obligations of the Company and the
Holder  under this  Section 7 shall  survive the  completion  of any offering of
Registrable   Securities  pursuant  to  a  registration   statement  under  this
Agreement, and otherwise.

                 Section 8. Holdback. If so requested by the Underwriters' Representative or Agent in connection with an offering of any securities covered by a registration statement filed by the Company, whether or not Holder's securities are included therein, the Holder shall agree not to effect any sale or distribution of shares of Class B Stock or any securities convertible into or exchangeable or exercisable for shares of Class B Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the 30-day period prior to, and during the 150-day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, provided that the Holder is timely notified of such effective date in writing by the Company or such Underwriters' Representative or Agent. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of the Holder until the end of such period.

                 Section 9. Amendment, Modification and Waivers; Further Assurances.

                          (i)          This Agreement may be amended with the
consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Holder to such amendment, action or omission to act.

                          (ii)         No waiver of any terms or conditions of
this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

                          (iii)   Each of the parties hereto shall execute all
such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

                 Section 10. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Holder to any Person except a wholly owned direct or indirect subsidiary of the Holder to whom the Holder shall have transferred all of the Registrable Securities then owned by the Holder as permitted by, and subject to the terms of, Sections 9.1.1 or 9.1.2 of the Investment Agreement.

                 Section 11.      Miscellaneous.

                          11.1.   Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                          11.2.   Notices.  All notices and requests given
pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified below:


                 If to Investor, to:


                 Monsanto Company

                 800 N. Lindbergh Boulevard

                 St. Louis, Missouri  63167

                 Attention:  Chief Financial Officer

                 Fax:  314-694-3001
                 with a copy to:



                 General Counsel and Secretary

                 Fax:  314-694-3001



                 If to Company, to:



                 DEKALB Genetics Corporation

                 3100 Sycamore Road

                 Dekalb, IL  60115

                 Attention:  Senior Vice President and General Counsel

                 Fax: 815-758-6953



                 with a copy to:



                 James G. Archer

                 c/o Sidley & Austin

                 875 Third Avenue

                 New York, NY 10022

                 Fax:  212-906-2021

Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

                          11.3.   Entire Agreement; Integration.  This
Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

                          11.4.   Injunctive Relief.  Each of the parties
hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

                          11.5.   Section Headings.  Section headings are for
convenience of reference only and shall not affect the meaning of any provision of this Agreement.

                          11.6.   Counterparts.  This Agreement may be executed
in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

                          11.7.   Severability.  If any provision of this
Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

                          11.8.   Filing.  A copy of this Agreement and of all
amendments thereto shall be filed at the principal executive office of the Company with the corporate records of the Company.

                          11.9.   Termination.  If for any reason the Closing
does not occur and the Investment Agreement shall be terminated, this Agreement shall terminate and be of no further force and effect. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentences, this Agreement (other than Section 7 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding, provided that any shares of Class B Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

                          11.10.  Attorneys' Fees.  In any action or proceeding
brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

                          11.11.  No Third Party Beneficiaries.  Nothing herein
expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.



                                MONSANTO COMPANY



                                                   By: Robert T. Fraley
                                                      -------------------------
                                                       Robert T. Fraley
                                                       President, Ceregen

                                                   DEKALB GENETICS CORPORATION



                                                   By: Bruce P. Bickner
                                                      -------------------------
                                                       Bruce P. Bickner
                                                       Chairman and CEO